The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA










January 2, 2007



SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing one (1) Ordinary
Share of Corgi International
Limited
                      (Form F6 File No.
33308226)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the par value change to HK$3.00 in Corgi International
Limited of one (1) ordinary share represented by one American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised Par Value change to Corgi International Limited

The Prospectus has been revised to reflect the new par value from HK$0.50 to HK$3.00

Effective December 21, 2006, the Companys
Par Value changed from HK$0.50 to HK$3.00

Please contact me with any questions or
comments at 212 8155009

Thomas Divivo
Vice President
The Bank of New York  ADR Division



Encl.CC: Paul Dudek, Esq. (Office of
International Corporate Finance)